EXHIBIT 10.2
IBM Global Services Proposal
for
IBM Express Solution for SAP Medical Devices
Prepared for
NuVasive, Inc.
The information in this proposal may not be disclosed outside of NuVasive and may not be duplicated, used or disclosed in whole or in part for any purpose other than to evaluate the proposal, provided that if a contract is awarded to IBM as a result of or in connection with the submission of this proposal, NuVasive will have the right to duplicate, use or disclose the information to the extent provided by the contract. This restriction does not limit the right of NuVasive to use information contained in this proposal if it is obtained from another source without restriction. IBM retains ownership of this proposal.
This proposal is valid until June 30th 2007.
IBM Global Services
4660 La Jolla Village Drive
Suite 300
San Diego, CA 91222
IBM Proposal for NuVasive

Table of Contents

1. Executive Overview	5

1..1 Our Understanding	5

1..2 Express Solution Overview	6

1..3 IBM’s Approach to Implementing Express Solution for SAP	8

1..4 Program Approach	9

2. IBM Statement of Work	10

2..1 Program Scope	10

2..2 Key Assumptions	11

2..3 IBM Responsibilities	14

2..4 NuVasive Responsibilities	19

2..5 Deliverable Materials	24

2..6 Completion Criteria	25

2..7 Estimated Schedule	26

2..8 Charges	27

2..9 Additional Terms and Conditions	29

Appendix A: Deliverable Materials Guidelines	30

Appendix A:1: Weekly Status Report	30

Appendix A:2: List of Business Scenarios and Business Process Procedures	30

Appendix A:3 FRICE Development and Additional Business Process Procedure Requirements	31

Appendix A:4: System Test Plan	31

Appendix A:5: Pre Packaged End User Documentation and Training Materials	31

Appendix A:6: Integration Test Plan	32

Appendix A:7: Go Live Checklist	32

Appendix A:8: Validation Plan	32

Appendix A:9: Risk Assessment	33

Appendix A:10: Issues Log	33

Appendix A:11: User Requirements Specification	33

Appendix A:12: Functional Specification	33

Appendix A:13: Technical Design	34

Appendix A:14: Infrastructure / System Specification	34

Appendix A:15: Programming/Development Standards	34

Appendix A:16: Validation Protocols (OQ and PQ Protocol)	34
IBM Proposal for NuVasive

IBM Proposal for NuVasive

1. Executive Overview
IBM Global Business Services (“IBM GBS”) is pleased to submit this Statement of Work (“SOW”) to assist NuVasive (with the implementation of the IBM Express Solution for SAP Medical Devices (“Express Solution”). We recognize the significance of the project and the positive impact this solution will have on NuVasive’s business. We also applaud the level of effort NuVasive has expended in the past several weeks interacting with IBM GBS to share information about the goals and objectives of this project, current business processes and supporting systems, and the roles, responsibilities and skills of your anticipated project team members, which is an excellent first step in beginning the implementation.
IBM Global Services is the world’s largest information technology services provider with professionals serving customers in 160 countries. We are at the forefront of translating new technologies into customer solutions and can provide an integrated set of business-focused offerings that include:
•	Services ranging from outsourced business processes and industry-based solutions, to fully integrated custom applications.

•	Customizable assets that may be rapidly deployed to help customers meet fast-emerging needs and short-window opportunities.

•	A wide range of hardware and software products.
We bring years of experience to every project. We apply our experience gained in developing similar solutions for other customers to help develop your solution. By using technology and knowledge that we already have in house, and adapting them to NuVasive’s needs, we can often help reduce estimated development costs and time as well as reduce the risks associated with technology and process improvement implementations.
Contact Information:
For additional information concerning this SOW, please contact your IBM representative Kevin Baril; 858-663-4024; kevin.a.baril@us.ibm.com.
1..1 Our Understanding
NuVasive is embarking on this extremely important initiative to address the following key business process areas:
•	Financial Management
•	General Ledger

•	Accounts Payable

•	Accounts Receivable

•	Asset Management

•	Cost Center Accounting

•	Profit Center Accounting

•	Profitability Analysis

•	Budget and Planning

•	Internal Orders (for Project Cost Reporting)

•	Credit Management for credit checking
•	Supply Chain Management
•	Procurement

•	Sales & Distribution

•	Inventory Management

•	Warehouse Management

•	Quality Management

•	LoanerSet Management
•	Engineering Change Management
IBM Proposal for NuVasive

The goal of this project is to deliver the IBM Express Solution for SAP Medical Devices in order to assist NuVasive in achieving the following representative business benefits:
•	Provide improved control over the LoanerSet process
•	Improved tracking of inventories

•	Improved information to enforce LoanerSet usage policies

•	Reduce inventory loss
•	Provide management with access to key, real-time business information for improved decision making

•	Streamline operations and provide users with access to information that will make NuVasive an easier company for its customers to do business with

•	Drive efficiency through general operations

•	Understand customer and LoanerSet profitability

•	Collaborate with suppliers and customers

•	Enable a scalable ERP platform that will support NuVasive’s plans for growth
1..2 Express Solution Overview
With the IBM Medical Devices Solution, you benefit from the knowledge and experience IBM has gained while implementing similar ERP solutions for larger enterprises in your industry. Our prepackaged solutions are customized using industry-standard business processes to help improve service levels and streamline operations—from order and inventory management to transportation. This IBM Express software delivery approach covers core business processes using a streamlined methodology to produce demonstrable business results at an affordable price point.
IBM prepackaged solutions are rapidly deployed allowing you to experience business benefits quickly. Our delivery methodology includes implementation plans, demonstrated transactions and detailed documentation to support the preconfigured solution. Using the Legacy System Migration Workbench tool (LSMW) from SAP, we can then quickly load NuVasive master data and demonstrate the solution to the end user. You can also quickly begin using the preconfigured, single database system, which is based on adaptable industry templates and configurable business processes.
IBM Proposal for NuVasive

IBM Express Solution Elements at a Glance
IBM Proposal for NuVasive

1..3 IBM’s Approach to Implementing Express Solution for SAP
Our approach for implementing the IBM Express Solution for SAP Medical Devices is to
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IBM Proposal for NuVasive

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1..4 Program Approach
In order to minimize risks to the business while maximizing benefits of existing investments, IBM recommends implementing all in-scope modules and completing validation in a single go-live.

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IBM Proposal for NuVasive

2. IBM Statement of Work
This Statement of Work (SOW) describes the work to be undertaken by IBM (“Services”) under the terms and conditions of the IBM Customer Agreement dated June 26, 2007 (“Agreement”). Described within this SOW is the project, which consists of the Deliverable Materials to be provided by IBM, and the IBM responsibilities and related NuVasive’s responsibilities to be provided in accordance with the terms of this SOW.
Changes to this SOW will be processed in accordance with the procedure described in Appendix B-1 Project Change Control Procedure. The investigation and the implementation of changes may result in modifications to the Estimated Schedule, Charges, and other terms of this SOW and/or the Agreement.
The following are incorporated in and made part of this SOW:
•	Appendix A — Deliverable Materials Guidelines

•	Appendix B — Project Procedures

•	Appendix C — Detailed Project Scope

•	Appendix D — Roles and Responsibility Matrix

•	Appendix E — Signature Document
To the extent there is any contradiction, inconsistency or ambiguity between the terms of this SOW and the Agreement, this SOW will govern. This SOW, its Appendices, and the Agreement represent the entire agreement between the parties regarding the subject matter and replace any prior oral or written communications.
2..1 Program Scope
2..1.1 Pre-Configured SAP R/3 Medical Devices Business Processes
In this project IBM will implement the IBM Express Solution for SAP Medical Devices for NuVasive. IBM will perform the activities and tasks described for the Verification, Activation, Simulation and Go Live and Support Stages of work for the following SAP R/3 Medical Devices Express Business Processes:
•	Financial Management & Cost Controlling

•	Budget and Planning

•	Procure to Pay

•	Contract to Cash

•	Inventory Management

•	Warehouse Management

•	Materials Planning

•	Quality Management

•	Engineering Change Management / Document Management
IBM Express Solutions for SAP are based on standard SAP functionality, derived from the use of SAP components. Standard SAP functionality is defined as functionality that meets business requirements by configuring, or implementing pre-configured, functionality without the use of externally written programs, user exits or “bolt-on applications” from third parties. For this project, IBM’s Express solution for SAP will utilize pre-configured standard SAP functionality provided by IBM.
2..1.2 Additional Process Scope — LoanerSet Management
To support NuVasive’s LoanerSet Management process, IBM will implement MyMEDISET, an integrated “bolt-on” solution from BIT Consulting of Ebringen, Germany.
Please refer to Appendix C: Detailed Project Scope for a list of the additional detailed Business Areas.
IBM Proposal for NuVasive

The work to be undertaken as defined in this SOW, and IBM’s estimates, is based on the results of the QuickScan conducted on May 29~31, 2007. Please refer to Appendix C: Detailed Project Scope for a list of the detailed Business Areas, as well as the conversions, interfaces and forms included in the scope.
2..1.3 Forms, Reports, Interfaces and Conversions
The Express Solution includes the following provisions for Forms, Reports, Interfaces, and Conversions (FRICE), for which up to 3,330 hours of effort have been estimated. Any effort beyond this assumed level of effort, or any additional FRICE requirements beyond those listed below, will be addressed in Section 2.1.3 Additional Scope.
•	Forms: The SmartForms listed in Appendix C-4 are included. Format changes to the form are included, but changes to the data are excluded.

•	Reports: All standard ECC reports will be delivered. In addition, NuVasive will have BI Express delivered content for reporting. Any additional reports needed by NuVasive will be scoped and estimated during the validation phase

•	Interfaces: Bank (EFT Lockbox) interfaces, as described in Appendix C-3 are included.

•	Conversions: Existing Master and transaction data (open AR, AP, Invoices, Open PO) as described in Appendix C-2 are included.
2..1.4 Additional Scope
In addition to the standard pre-configured Business Process functionality and FRICE delivered with the Express Solution, the following business processes are in included in this SOW. This functionality will be delivered on a Time & Material basis:
Please refer to Appendix C: Detailed Project Scope for a list of the additional detailed Business Areas.
2..2 Key Assumptions
This SOW and IBM’s estimates are based on the following key assumptions, and those listed in the activities in Section 2.3 IBM Responsibilities, if any. Deviations that arise during the proposed project will be managed through the procedure described in Appendix B-1 Project Change Control Procedure, and may result in adjustments to the Project Scope, Estimated Schedule, Charges and other terms. These adjustments may include charges on a time and materials basis using IBM’s standard rates in effect at such time for any resulting additional work or waiting time. If an assumption deviation is not resolved through Appendix B-1 Project Change Control Procedure within 3 Business days then the issue will be resolved in accordance with Appendix B-3 Escalation Procedure.
General
1.	Work under this SOW will be performed at the NuVasive facilities in La Jolla, California and Memphis, Tennessee, except for any project related activity which IBM determines would be best performed on IBM premises in order to complete its obligations and responsibilities under this SOW. Such activity will be billable to NuVasive.

2.	IBM will provide the Services under this SOW during normal business hours, 8:00 AM to 6:00 PM Monday through Friday, except national holidays. If necessary, NuVasive will provide after-hours access to NuVasive facilities to IBM personnel. Out-of-town personnel may work hours other than those defined as normal business hours to accommodate their travel schedules.

3.	NuVasive will not have any co-existing corporate initiatives that will impact this project.

4.	NuVasive will procure, install, and test the required hardware/network for the duration of the contract.

5.	NuVasive will make business decisions within 48 hours for any one-process decision/Verification. When faced with a requirement for business input, NuVasive will provide an answer/decision within 48 hours.

6.	All SAP maintenance fees will be invoiced by SAP and paid directly to SAP.

7.	All project deliverables including the SAP system will be in American English

8.	Clear process ownership and communication plan are defined and will be provided to by each Party as necessary for it to complete its obligations hereunder
IBM Proposal for NuVasive

9.	NuVasive will provide written acceptance of deliverables within 48 hours or provide written documentation itemizing issues that must be addressed. In absence of any communication, the deliverable will be assumed accepted after the 48 hours have elapsed.

10.	Weekly status meetings will be held with the NuVasive Project Manager

11.	Steering Committee meetings with appropriate NuVasive and IBM executive management will be held on a monthly basis. NuVasive and IBM executive management will participate on a monthly basis.

12.	NuVasive will enable the training of the NuVasive Sales Representatives (Direct and Distributor) in such a manner as to meet the timeline delineated in the Project Plan.

13.	Dominic is identified by NuVasive as a key resource for this project. IBM will use all reasonable efforts to secure Dominic’s inclusion within the project team on a full time capacity before the end of October 2007. Prior to that date, IBM will use all reasonable efforts to secure Dominic’s availability as a Subject Matter Specialist to the project.
Solution and Scope
14.	my SAP ERP 2005, version ECC6.0 will be the software release used for NuVasive solution.

15.	IBM BI Express solution is based in the SAP BI 7.0 release

16.	The scope for implementation was determined based on information gathered from the QuickScan sessions conducted on May 29, 30 and 31, 2007.

17.	Three legal entities will be implemented, the US, UK and Germany,

18.	Inter-company eliminations will be handled via journal entries.

19.	Germany and UK statutory and tax reporting will be handled outside of SAP by NuVasive’s third party service providers.

20.	The inbound financial interfaces (e.g. Expense link and Ceridian) will provide the data with SAP codes (i.e. general ledger account) and will require a data conversion in the source systems to be completed by NuVasive.

21.	Credit management will only be implemented to check credit limits.

22.	The UK and Germany companies’ trial balance will be uploaded into SAP; these two companies will continue to process transactions in their current systems.

23.	All legal entities will adopt the standard Express International Chart of Accounts.

19.	No modifications will be made to the SAP R/3 core source code.

24.	Organizational Change Management is not included in the scope of IBM responsibilities. As SAP R/3 is implemented, NuVasive should anticipate and plan for organizational adjustments.

25.	NuVasive will use the IBM Pre-configured Medical Devices Express Solution for SAP, as configured

26.	NuVasive will be responsible for evaluating and managing any business process and technical environment changes, employee skill levels, and managing and executing the organizational change plan and developing new performance measures for the organization.

27.	NuVasive will adopt the SAP Standard Business Process Procedures (BPP’s) documentation without modifications to format.

28.	LoanerSet processes will be managed using MyMEDISET, a 3rd party extension of SAP.

29.	IBM and NuVasive will jointly develop Business Process Procedures (BPP’s) documentation for MyMEDISET functionality that is not included in the IBM Pre-configured Medical Devices Express Solution for SAP.

30.	IBM will configure the necessary functional module areas of SAP required to support MyMEDISET.

31.	IBM and NuVasive will write validation test scripts for the LoanerSet functionality included in the scope of MyMEDISET.

32.	Warehouse organization, operation and processes are identical in San Diego and Memphis warehouses.

33.	NuVasive will accept the IBM Express Test script as written, with the exception of defining master data used for the tests.

23.	The conversions not listed in the scope section will either be converted manually or by using a standard SAP automated tool.

34.	NuVasive will utilize all the standard forms supplied by SAP. Any additional forms are as specified in Appendix C-4.
IBM Proposal for NuVasive

35.	GL balance conversion will include year end balances for one year only

36.	Standard reporting tools, interface and conversion mapping templates delivered by as part of the pre-configured solution will be the only reporting tools deployed under the scope of this proposal unless otherwise specified.

37.	Standard delivered End User roles provided by IBM and SAP will be the only roles deployed under the scope of this proposal.

38.	BI Express solution will deliver standard business content reports/queries/roles and other BI objects — no custom objects.

39.	BI express solution scope does not include use of any enhancements on the SAP ERP system such as extensions and append files to the SAP ERP system. These extensions will be estimated separately.

40.	IBM will provide data format for the historical data conversion to BI for sales and financial history and the client will provide data in this format

41.	Historical summary level Sales data and financial balances will be loaded in BI as follows:
•	Detailed historical data will reside in existing legacy system and will not be brought forth into the SAP environment

•	Inventory balances will be converted to SAP ERP and subsequently feed into BI

•	Summary sales history at the customer and product level will be brought into BI
42.	At appropriate times of the project, IBM will leverage remote development resources which will maximize productivity without incurring travel and living expenses.

43.	NuVasive will be responsible for all legacy system maintenance, including any modifications necessary to support the SAP implementation.

44.	NuVasive will be responsible for all roll-in facilities readiness.

45.	NuVasive will be responsible for any network or system performance testing and enhancement required

46.	NuVasive will be responsible for extracting data from existing systems to support conversion to the new system.

47.	NuVasive will be responsible for any data cleansing required to convert legacy system data. IBM will not be responsible for harmonizing actual data or maintaining data standards.

48.	IBM will provide templates and tools for validation and lead a team of NuVasive resources through the process. The actual execution of the validation is NuVasive’s responsibility.

49.	NuVasive will be responsible for preparation of System Administration, Maintenance and Use SOPs.

50.	NuVasive will retain ultimate accountability for compliance with any and all laws.

51.	QA approval of all validation sign-offs will be timely and in such a fashion as to not cause delays

52.	NuVasive will work with third party tools including Vertex and CAD integration for software and release compatibility and acquiring/upgrading to the compatible software release for integration to SAP.

53.	SAP Pro/Engineer CAD Management will be used to manage the CAD integration. SAP Pro/Engineer availability will be addressed in the validation phase of the project.

54.	SAP Pro/Engineer will be configured to support the document storage for design documents.

55.	Since Pro/Engineer product is a bolt-on, no additional integration to SAP ECC and/or SAP PLM is planned for the project.

56.	Additional implementation support may be required from SAP for SAP Pro/Engineer CAD product.

57.	IBM and NuVasive will jointly develop Business Process Procedures (BPP’s) documentation for Pro/Engineer functionality and SAP PLM required for the CAD integration and is not included in the IBM Pre-configured Medical Devices Express Solution for SAP.

58.	IBM and NuVasive will write validation test scripts for the CAD integration functionality and SAP PLM included in the scope of this project.

59.	No additions/changes are planned to the SAP Pro/Engineer product.
Project Environment, Resources and Tools
60.	NuVasive will assign a full-time project manager who will have overall authority for decisions regarding the project
IBM Proposal for NuVasive

61.	NuVasive will provide a 0.5 Full Time Equivalent Organization Change Management resource

62.	NuVasive project team resources will be available to work on project start date.

63.	NuVasive will staff the project resources as required for each process areas as outline in section 2.4.1.

64.	External data providers (e.g. Banks) will provide test systems and data to support testing programs in timely manner

65.	Any contractors or third party vendors whose services are acquired directly by NuVasive in connection to this project will perform their assigned tasks in a timely manner. NuVasive will manage their effort. If third party resources are used, IBM will be permitted to interview the resources for appropriate skills.

66.	IBM will have reasonable access to NuVasive systems, tools and necessary procedures, which any and all access shall be at the final discretion of NuVasive.

67.	IBM may use proprietary tools to perform IBM responsibilities during this engagement period. These tools remain the property of IBM.

68.	NuVasive will provide suitable facilities for the on-site resources including desktop computers, software, networking, office space, office supplies, furniture, telephones, parking as necessary

69.	All NuVasive user desktop workstations will be configured by NuVasive to the SAP supported processing speeds, memory sizes, software, and operating systems.

70.	NuVasive will provide IBM resource VPN access to NuVasive systems from remote locations

71.	NuVasive will provide IBM resources internet access from NuVasive locations

72.	IBM consultants will follow IBM travel guidelines. IBM and NuVasive will jointly agree on a project specific travel policy for the project during the project planning stage.

73.	To the extent that circumstances permit, IBM is committed to offering certain scheduling flexibility to its staff that is required to work away from home. Consistent with IBM performance obligations, NuVasive and IBM will jointly agree to a schedule that accommodates fly-backs for IBM staff and flexibility in time between NuVasive site and their home base, while accomplishing their agreed work tasks.

74.	IBM personnel who travel to a single location for more than one year or who are assigned to a project in a location other than their normal work location may be subject to increased U.S. federal, state and local taxes. Where possible, IBM will manage the length of these assignments to mitigate such personnel being subject to increased tax liabilities. Prior to removing such project personnel from the project site, IBM will provide NuVasive 30 days advance written notice and an estimate of the additional costs that would be incurred if the project personnel were not timely removed from the project. In the event that such project personnel are rolled off pursuant to this paragraph, they will be replaced with either new consultants or a NuVasive employee. Notwithstanding the foregoing, IBM will not remove specified personnel if, prior to their assignment to the project site for more than one year, NuVasive agrees in writing to reimburse IBM for the amounts payable to its personnel to cover the excess tax liability resulting from their assignment to the project site for more than one year. IBM’s gross-up of employee compensation is intended to take into account the excess tax liability, which may include federal, state, and local taxes. Application of tax law affecting IBM’s personnel will be determined by IBM.
2..3 IBM Responsibilities
Under this SOW, IBM will undertake the following activities:
2..3.1 IBM Resource Requirement
IBM will provide project resources according to the requirements identified in section 2.9.
2..3.2 Ongoing Engagement Management
IBM will provide ongoing engagement management, on a part time basis, for the IBM responsibilities in this SOW. The purpose of this activity is to provide technical direction and control of IBM project personnel and to provide a framework for project planning, communications, reporting, procedural and contractual activity. This activity is composed of the following tasks, and may be performed by the IBM Partner, designated Site Lead and/or other IBM personnel:
Planning
IBM Proposal for NuVasive

•	Review the SOW and the contractual responsibilities of both parties with the NuVasive Project Manager.

•	Maintain project communications through the NuVasive Project Manager.

•	Establish documentation and procedural standards for Deliverable Materials.

•	Prepare and maintain the IBM Project Plan for performance of this SOW which lists the activities, tasks, assignments, milestones and estimates.
Project Tracking and Reporting
•	Review project tasks, schedules, and resources and make changes or additions, as appropriate. Measure and evaluate progress against the IBM Project Plan with the NuVasive Project Manager.

•	Review the IBM standard invoice format and billing procedure to be used on the project, with the NuVasive Project Manager.

•	Work with the NuVasive Project Manager to address and resolve deviations from the IBM Project Plan.

•	Conduct regularly scheduled project status meetings.

•	Prepare and submit Weekly Status Reports to the NuVasive Project Manager. (Example in Appendix E)

•	Administer the Project Change Control Procedure with the NuVasive Project Manager.

•	Coordinate and manage the technical activities of IBM project personnel.
Completion Criteria: This activity will occur throughout the project and will be complete when IBM has met the completion criteria for all remaining activities in Section 2.3 IBM Responsibilities.
Deliverables: Weekly Status Reports
2..3.3 Ongoing Validation
The IBM Express SAP solution for Medical Devices includes a system validation framework that NuVasive can use to develop their Validation program. However, the extent to which the framework is adopted will be the responsibility of NuVasive’s Quality Assurance organization with the help of IBM validation lead.
The Express Validation Framework with associated deliverables is depicted below:
IBM Proposal for NuVasive

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2..3.4 Verification of the Express Solution
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IBM Proposal for NuVasive

This stage is composed of the following tasks:
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2..3.5 Activation of the Express Solution
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This stage is composed of the following tasks:
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IBM Proposal for NuVasive

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2..3.6 Simulation of the Express Solution
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2..3.7 Go Live and Support
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2..4 NuVasive Responsibilities
The successful completion of the proposed scope of work depends on the full commitment and participation of NuVasive management and personnel. The responsibilities listed in this section are in addition to those responsibilities specified in the Agreement, and are to be provided at no charge to IBM. NuVasive is responsible for the control of all NuVasive responsibilities. IBM’s performance is predicated upon the following responsibilities being fulfilled by NuVasive as scheduled in the IBM Project Plan. Delays in performance of these responsibilities may result in additional cost and/or delay of the completion of the project, and will be handled in accordance with Appendix B-1 Project Change Control Procedure.
2..4.1 NuVasive Resource Requirement
We have assumed that NuVasive will appoint a full-time Project Manager. Further, it is assumed that the NuVasive team will consist of full time equivalents, and not full-time project team members. The impact of this staffing plan has been accounted for in the time line and the level of staffing from IBM.
NuVasive will appoint a Point Person in each process area who will be responsible for reporting status to the NuVasive Project Manager, tracking and resolving process team issues, securing input from knowledgeable NuVasive Subject Matter Experts in both plants, making decisions on behalf of the process team related to business process and data conversion, and delivering end-user training. The Point Persons will also be expected to become Super Users who, after go-live, provide Level 1 (How-to) support.
At this time we are assuming Full-time Equivalent (FTE) team staffing by NuVasive as follows:

Resource Role	FT	FTE

Project Manager	***
Finance Team Lead	***
Team Member: GL / AP / AR	***
Team Member: Asset Management		***
Team Member: Commissions Accounting		***
Team Member: Clinical Trials Accounting		***
Operations Team Lead	***
Team Member: Loaner Process	***
Team Member: Distribution / Materials Management		***
Team Member: Procurement		***
Quality Management Team Lead	***
Team Member: Document / Engineering Change Management		***
Sales and Customer Service Team Lead	***
Team Member: Sales Administration		***
Team Member: Forecasting		***
Validation Lead		***
BI Reporting Lead	***
Technical Lead	***

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IBM Proposal for NuVasive

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NuVasive subject matter experts from each plant will be made available to support the team, as needed, to provide input on key process design requirements and final design decisions.
It is assumed that NuVasive desires processes to be harmonized across the manufacturing plants. Therefore, it is expected that, for example, the Purchasing team members will represent the needs of all plants based on input from plant-level subject matter experts
2..4.2 NuVasive Project Manager
Prior to the start of this project, NuVasive will designate a person called the NuVasive Project Manager who will be the focal point for IBM communications relative to this project and will have the authority to act on behalf of NuVasive in all matters regarding this project. The NuVasive Project Manager’s responsibilities include:
•	Manage the NuVasive personnel and responsibilities for this project.

•	Serve as the interface between IBM and all NuVasive departments participating in the project.

•	Administer the Project Change Control Procedure with the IBM Project Manager.

•	Participate in project status meetings.

•	Obtain and provide information, data, and decisions within two working days of IBM’s request unless NuVasive and IBM agree in writing to a different response time. Review Deliverable Materials submitted by IBM in accordance with Appendix B-2 Deliverable Materials Acceptance Procedure.

•	Resolve deviations from the estimated schedule, which may be caused by NuVasive

•	Help resolve project issues and escalate issues within NuVasive‘s organization, as necessary.

•	Review with the IBM Project Manager any NuVasive invoice or billing requirements. Such requirements that deviate from IBM’s standard invoice format or billing procedures may have an effect on price, and will be managed through the Project Change Control Procedure in Appendix B-1.
2..4.3 NuVasive Validation Lead and Quality Assurance Team
The IBM Express SAP solution for Medical Devices includes a system validation framework that NuVasive can use to develop their Validation program. However, the extent to which the framework is adopted will be

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IBM Proposal for NuVasive

the responsibility of NuVasive’s Quality Assurance organization with the help of IBM validation lead. NuVasive will retain accountability for the sign-off of all validation deliverables.
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2..4.4 Verification Stage
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2..4.5 Activation Stage
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2..4.6 Simulation Stage
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IBM Proposal for NuVasive

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2..4.7 Go Live and Support
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2..4.8 Other NuVasive Responsibilities
I
Software Licenses
NuVasive will procure and execute the Software License agreements required for IBM to fulfill its obligations under this SOW, including SAP and other systems such as Vertex.
NuVasive Information, Support and Materials
NuVasive will:
•	Ensure that its staff is available to provide such assistance as IBM reasonably requires and that IBM is given reasonable access to NuVasive senior management, as well as any members of its staff to enable IBM to provide the Services. NuVasive will ensure that its staffs have the appropriate skills and experience. If any NuVasive staff fails to perform as required, NuVasive will make suitable additional or alternative staff available.

•	Provide all information and materials reasonably required to enable IBM to provide the Services. NuVasive agrees that all information disclosed or to be disclosed to IBM is and will be true, accurate and not misleading in any material respect. IBM will not be liable for any loss, damage or deficiencies in the Services arising from inaccurate, incomplete, or otherwise defective information and materials supplied by NuVasive.
Third Party Information, Support and Materials
NuVasive will ensure it has appropriate agreements in place with third parties to enable IBM to perform the Services under this SOW, where NuVasive is using or providing IBM with third party information, support or materials for a project including but not limited to, where NuVasive is employing other suppliers whose work may affect IBM’s ability to provide the Services. Unless specifically agreed to otherwise in writing, NuVasive will be responsible for the management of the third parties and the quality of their input and work. Except to the extent IBM specifically agrees otherwise in this SOW, NuVasive is solely responsible for any third party hardware, software or communications equipment used in connection with the Services.
Laws, Regulations and Statutes
NuVasive is responsible for:
•	The identification of, interpretation of, and compliance with, any applicable laws, regulations and statutes that affect NuVasive’s applications or business.

•	The determination of all formal corporate policy and procedure documentation
Data File Content and Security
NuVasive is responsible for:
•	The actual content of any data file, selection and implementation of controls on its access and use, and security of the stored data.

•	Data cleansing and will complete the activities according to the project schedule. NuVasive will be responsible for the quality of source data, for making any decisions regarding the accuracy of source data, for any data cleansing that may be required, and for validating any converted data.

•	Providing expert resources to modify their legacy systems for interface to SAP. NuVasive will create all legacy programs required for conversions.

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IBM Proposal for NuVasive

•	The procedures necessary to safeguard the integrity of software and data used in this project form access by unauthorized persons. The content of any data file, the selection and implementation of controls on its access and use, and the security of stored data is the responsibility of NuVasive.
Facilities
NuVasive will:
•	Provide IBM and its personnel with suitable office space, and other accommodations and facilities that IBM may reasonably require to perform the Services, in particular secretarial support, supplies, furniture, computer facilities, telephone/fax communications, high speed internet connectivity and other facilities for up to 25 IBM personnel while working on the project. The IBM project team will be located in an area adjacent to NuVasive’s subject matter experts and technical personnel, and all necessary security badges and clearance will be provided for access to this area. A lockable four or five drawer cabinet will be provided to IBM personnel in accordance with NuVasive security procedures. NuVasive will be responsible for ensuring that it has appropriate backup, security and virus-checking procedures in place for any computer facilities NuVasive provides or which may be affected by the Services.

•	Establish procedures to provide physical site security for the hardware and software systems and their elements. This security would include, as appropriate, protection from losses occasioned by natural threats forced entry, acts of violence and internal sabotage.
IBM Proposal for NuVasive

2..5 Deliverable Materials
Type II Materials
IBM will deliver one copy of each of the following Type II Materials. The content of each Deliverable Material is described in Appendix A — Deliverable Materials Guidelines.
•	Status Reports

•	List of Business Scenarios and Business Process Procedures

•	FRICE Development and Additional Business Process Procedure Requirements

•	System Test Plan

•	Pre Packaged End User Documentation and Training Materials
•	Integration Test Plan

•	Go-Live Checklist
•	Validation Plan

•	Risk Assessment

•	Issues Log

•	System / Infrastructure Specification

•	User Requirements Specification

•	Functional Specification

•	Technical Design

•	Programming Standards

•	Validation Protocols (OQ and PQ Protocol)

•	IQ, OQ and PQ Test Cases/Scripts

•	21 CFR 11 Part Assessment

•	Trace Matrix

•	User Training Plan

•	OQ and PQ Summary Reports

•	Validation Report / System Release
Type III Materials
IBM will deliver all electronic and physical copies (including unapproved drafts) of each of the following Type III Materials, and only as they relate to NuVasive’s Loanerset Process. No copies, electronic or physical, of the following deliverables will be retained by IBM.
•	FRICE Development and Additional Business Process Procedure Requirements

•	Pre Packaged End User Documentation and Training Materials

•	Integration Test Plans

•	User Requirements Specifications

•	Functional Specifications

•	Technical Designs

•	OQ and PQ Test Scripts
For purposes of this Statement of Work, Type III Materials are defined as follows:
Type III Materials are those, created during the project, which you will own (including ownership of copyright). No license is granted to IBM with respect to Type III Materials. However, both parties are free to use any
IBM Proposal for NuVasive

ideas, concepts, know-how, or techniques which are developed or provided by the other or jointly by both parties during a project. Both parties are free to enter into similar agreements with others and to develop and provide Materials or Services which are similar to those provide under this Agreement.
2..6 Completion Criteria
IBM will have fulfilled its obligations under this SOW when any one of the following first occurs:
•	IBM satisfies the Completion Criteria set forth in Section 2.3 IBM Responsibilities and delivers the items described in the Section 2.6 Deliverable Materials; or

•	IBM provides the number of hours of Services specified in Section 2.9 Charges or in any subsequent Change Authorization, or

•	NuVasive or IBM terminates the Services in accordance with the provisions of the Agreement
Notwithstanding the above defined completion criteria, Customer shall have a period through the first month end close period after following completion of all Services and delivery of all Materials described herein (the “Acceptance Period”) in which to perform whatever acceptance tests on the Services and Materials it may require to confirm that they comply with the Specifications. If Customer discovers during the Acceptance Period that the Services or Materials do not so comply, Customer shall notify IBM and IBM shall repair, replace or modify the Materials or re-perform the Services as soon as possible after receipt of Licensee’s notice. If any such re-performance of services requires that IBM and Customer enter into a PCR as provided herein to authorize any additional required hours, then Customer agrees to work reasonably with IBM to complete such PCR to allow IBM to perform any such re-performance of Services. If Customer does not notify IBM of acceptance or rejection in accordance with this paragraph, the Services and Material shall be deemed accepted at the end of the Acceptance Period.

IBM Proposal for NuVasive
2..7 Estimated Schedule
The Services in this SOW are estimated to be performed in a period of *** from the agreed upon start date.
***
***
***

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IBM Proposal for NuVasive

2..8 Charges
Rate Schedule
2007 Rates

Project Role	NuVasive Rate

Executive Oversight	$	***
Project Manager	$	***
Team Lead	$	***
Team Member	$	***
Subject Matter Expert	$	***
Offshore Developer	$	***
2008 Rates

Project Role	NuVasive Rate

Executive Oversight	$	***
Project Manager	$	***
Team Lead	$	***
Team Member	$	***
Subject Matter Expert	$	***
Offshore Developer	$	***
Note:
The Rate applied for each resource depends on their IBM level at the time of the performance of the work. Resources who get promoted during their assignment to the project will move to the new level rate as of their promotion effective rate. The rate applied for each resource to estimate the fees also depends on the total contract value of each Statement of Work.
Professional Fees
The professional fees for this project will be conducted on a time and material basis. IBM will provide the resources in accordance with the following:

Role	Name	Hours

Project Mgr	***	*	**
Finance (GL, AR, AP)	***	*	**
Finance — SME	***	*	**
Finance (CO)	***	*	**
Finance (AM)	***	*	**
Sales & Distribution	***	*	**
Sales & Distribution	***	*	**
Materials Mgmt / Inventory Mgmt	***	*	**
Quality Management	***	*	**
MyMediset Consultant	***	*	**
MyMediset/SAP SME	***	*	**
Basis / Security Setup	***	*	**
BI Express	***	*	**
BI SME	***	*	**

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IBM Proposal for NuVasive

Technical Lead — ABAP	***	*	**
ABAP	***	*	**
ABAP	***	*	**
ABAP	***	*	**
Validation Lead	***	*	**
Test script — Write/Execute	***	*	**
Test script — Write/Execute	***	*	**
Test script — Write/Execute	***	*	**
Test script — Write/Execute	***	*	**
PQ	***	*	**
PQ	***	*	**
PQ	***	*	**
Testing Lead	***	*	**
Industry Solution Manager	***	*	**
Risk & Quality Management	***	*	**
Project Executive	***	*	**
PM Admin		*	**

Total		*	**

Total Hours	Total Fees	Total Expenses	Total Cost

***	$***	$***	$***
Any additional work above the estimated budget must be mutually agreed and executed in the form of PCR by the authorized representatives from both parties prior to commencement of such work.
Any estimate given by IBM of any charge whether for planning or any other purpose is only an estimate. As these are estimated amounts, actual fees may differ.
Expenses
NuVasive will be billed for actual travel and living costs estimated at ***% of the professional fees, exclusive of the SAP Software license fee.
Invoices
IBM will invoice NuVasive monthly for actual Services hours worked (whether above or below the estimated hours), applicable taxes, travel and living expenses, and other reasonable expenses incurred in connection with the Services.
Payment is due upon receipt of invoices. NuVasive agrees to pay IBM by electronic funds transfer or other means acceptable to IBM to an account specified by IBM. In the event of late payment, IBM reserves the right to suspend the provision of Services and to charge interest on amounts overdue.

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IBM Proposal for NuVasive

2..9 Additional Terms and Conditions
Termination
Either party may terminate this Statement of Work by giving the other party not less than 30 days’ written notice. Upon termination, NuVasive will pay IBM for 1) all Services IBM provides and any Products and Materials IBM delivers through termination, 2) all expenses IBM incurs through termination, and 3) any charges (as described herein) IBM incurs in terminating the Services.
Business Contact Information
NuVasive agrees to allow International Business Machines Corporation and its subsidiaries to store and use NuVasive‘s business contact information, including names, business phone numbers, and business e-mail addresses, anywhere they do business. Such information will be processed and used in connection with our business relationship, and may be provided to contractors acting on IBM’s behalf, IBM business partners who promote, market, and support certain IBM products and services, and assignees of International Business Machines Corporation and its subsidiaries for uses consistent with our business relationship.
Only with your consent, which you will not unreasonably withhold, IBM may cite your company’s name and the general nature of the Services we performed for you to our other customers and prospective customers as an indication of IBM’s experience.
Required Consents
NuVasive is responsible for promptly obtaining and providing to IBM all Required Consents necessary for IBM to provide the Services described in this SOW. A Required Consent means any consents or approvals required to give IBM and its subcontractors the right or license to access, use and/or modify (including creating derivative works) the hardware, software, firmware and other products NuVasive uses, without infringing the ownership or license rights (including patent and copyright) of the providers or owners of such products.
NuVasive will indemnify, defend and hold IBM, its subcontractors and majority-owned subsidiaries, harmless from and against any and all claims, losses, liabilities and damages (including reasonable attorneys’ fees and costs) arising from or in connection with any claims (including patent and copyright infringement) made against IBM, alleged to have occurred as a result of NuVasive‘s failure to provide any Required Consents to IBM.
IBM will be relieved of the performance of any obligations that may be affected by NuVasive‘s failure to promptly provide any Required Consents to IBM
Non-Solicitation
NuVasive agrees not to directly solicit for employment any employee or subcontractor of IBM who directly performs work on this project, from the execution date of this Statement of Work to one year after the completion, termination or end date of this Statement of Work, whichever comes first. Nothwithstanding the above, NuVasive will not hire Dominic Venieri for a period of one year after completion of the engagement.
IBM Proposal for NuVasive

Appendix F: Signature Document
An authorized signature on this page by NuVasive indicates its acceptance of this Statement of Work.
IBM Statement of Work for Services
Each of us agrees that the complete agreement between us about this transaction consists of 1) this Statement of Work and its Appendices as specified in this IBM Global Services Proposal for SAP Implementation, dated June 26, 2007, and 2) the referenced Agreement identified below.

Agreed to:	Agreed to:

NuVasive, Inc.	International Business Machines Corporation

By: /s/ Alexis V. Lukianov	By: /s/ Keven Baril

Authorized signature	Authorized signature

Name (type or print):	Name (type or print):

Alexis V. Lukianov	Kevin Baril

Date: June 27, 2007	Date: June 27, 2007

Customer number:	Referenced Agreement Name IBM Customer Agreement

Referenced Agreement number:

Statement of Work number:

Customer address:	IBM Office Address:

4660 La Jolla Village Drive,

San Diego, CA 91222

Project Name: SAP Implementation

Estimated Start Date: 7/23/07

Estimated End Date: 3/31/08
IBM Proposal for NuVasive